UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

M.D.C. HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-0622967
(State of incorporation or organization)	(IRS Employer Identification No.)

4350 S. Monaco Street, Suite 500 Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.625% Senior Notes due 2020	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-154874

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description under the heading “Description of the Debt Securities” relating to the Registrant’s debt securities in the prospectus included in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-154874) filed with the Securities and Exchange Commission on October 30, 2008, the descriptions under the “Description of Notes” in the Registrant’s prospectus supplement dated January 12, 2010, filed with the Securities and Exchange Commission on January 12, 2010 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and the terms relating to the Registrant’s 5.625% Senior Notes Due 2020 (the “Notes”) set forth in the Registrant’s Final Term Sheet dated January 12, 2010, filed with the Securities and Exchange Commission on January 12, 2010 pursuant to Rule 433 under the Securities Act of 1933, as amended, which contains the final terms and provisions of the Notes, are hereby incorporated by reference.

Item 2.	Exhibits

Exhibit 1	Certificate of Amendment to the Certificate of Incorporation of MDC, filed with the Delaware Secretary of State on April 27, 2006, and Certificate of Incorporation, dated May 17, 1985, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q dated March 31, 2006).*

Exhibit 2	Form of Amendment to the Bylaws of MDC regarding indemnification adopted by its Board of Directors and effective as of March 20, 1987 (incorporated by reference to Exhibit 3.2(a) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 3	Form of Bylaws of MDC, as amended (incorporated by reference to Exhibit 3.2(b) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 4	Indenture, dated as of December 3, 2002, by and among MDC and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 of the Company’s Amendment No. 2 to Form S-3 Registration Statement (File No. 333-117319) filed on September 1, 2004).*

Exhibit 5	Form of Supplemental Indenture, dated as of January 15, 2010, by and among MDC, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated January 15, 2010).*

*	Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

M.D.C. HOLDINGS, INC.

By:	/S/ JOSEPH H. FRETZ
Joseph H. Fretz
Secretary

Date: January 15, 2010

EXHIBIT INDEX

Exhibit 1	Certificate of Amendment to the Certificate of Incorporation of MDC, filed with the Delaware Secretary of State on April 27, 2006, and Certificate of Incorporation, dated May 17, 1985, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q dated March 31, 2006).*

Exhibit 2	Form of Amendment to the Bylaws of MDC regarding indemnification adopted by its Board of Directors and effective as of March 20, 1987 (incorporated by reference to Exhibit 3.2(a) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 3	Form of Bylaws of MDC, as amended (incorporated by reference to Exhibit 3.2(b) of the Company’s Quarterly Report on Form 10-Q dated June 30, 1987).*

Exhibit 4	Indenture, dated as of December 3, 2002, by and among MDC and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 of the Company’s Amendment No. 2 to Form S-3 Registration Statement (File No. 333-117319) filed on September 1, 2004).*

Exhibit 5	Form of Supplemental Indenture, dated as of January 15, 2010, by and among MDC, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K dated January 15, 2010).*

*	Incorporated herein by reference.

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